Exhibit 21.1

LISTING OF SUBSIDIARIES OF GENERAC HOLDINGS INC.

Subsidiaries of the Registrant	State or Other Jurisdiction of Incorporation
Generac Power Systems, Inc.	Wisconsin, U.S
Generac Mobile Products, LLC	Wisconsin, U.S
Warehouse Development Group LLC	Wisconsin, U.S.
Generac Acquisition Corp.	Delaware, U.S
MAC, Inc.	Delaware, U.S
CHP Holdings, Inc.	Delaware, U.S.
Country Home Products, Inc.	Delaware, U.S.
Powermate, LLC	Delaware, U.S
Generac Grid Services LLC	Delaware, U.S.
Pika Energy, Inc.	Delaware, U.S.
Power Management Holdings (U.S.), Inc.	Delaware, U.S.
Enbala U.S. Power Inc.	Delaware, U.S.
Generac TEP I, LLC	Delaware, U.S.
Sunnova TEP V-A, LLC	Delaware, U.S.
Tank Utility, Inc.	Delaware, U.S.
Energy Systems Holdings Inc.	Delaware, U.S.
Generac Power Plan, Inc.	Vermont, U.S.
Generac Services, Inc.	Vermont, U.S.
Route 22A & 1 Main LLC	Vermont, U.S.
MAC Holdings, LLC	North Dakota, U.S
PR-NA Industries Inc.	Florida, U.S.
Motortech Americas, L.L.C	Louisiana, U.S.
East Coast Energy Systems LLC	Massachusetts, U.S.
Electronic Environments Co. LLC	Massachusetts, U.S.
Energy Systems New York, LLC	New York, U.S.
West Coast Energy Systems LLC	California, U.S.
ecobee Ltd.	Nevada, U.S.
Deep Sea Electronics, Inc.	United States
PR Australia PTY Ltd	Australia
PR Middle East WLL	Bahrain
Generac do Brasil Ltda	Brazil
GPR Brazil Equipamentos Ltda	Brazil
Neurio Technology ULC	Canada
Enbala Power Networks ULC	Canada
Enbala Power Networks B.C. ULC	Canada
ecobee Technologies ULC	Canada
Axcendo Innovation Corporation	Canada
Pramac Fu Lee Foshan Power Equipment Ltd	China
Motortech Shanghai Co., Ltd.	China
Suzhou Generac Power Systems Co., Ltd	China
Generac Colombia S.A.S.	Colombia
GAM Dominicana SA	Dominican Republic
Pramac Europe SAS	France
Services & Gestion France Sarl	France
Pramac GmbH	Germany
Motortech GmbH	Germany
Captiva Energy Solutions Pvt. Ltd.	India
Deep Sea Electronics India Private Limited	India
Generac Mobile Products S.r.l	Italy
Generac Holdings Italy S.r.l.	Italy
PR Industrial S.r.l.	Italy
Generac Mexico Administracion, S.A. de C.V.	Mexico
Generac Mexico, S.A. de C.V.	Mexico
Selmec Equipos Industriales, S.A. de C.V.	Mexico
Generac Servicios Mantenimiento, S.A. de C.V.	Mexico
Servicios Administrativos Selmec, S.A. de C.V.	Mexico
Generac Hidalgo, S.A. de C.V.	Mexico
GMH 2020, S. de R.L. de C.V.	Mexico
Pramac Sp. Z.o.o.	Poland
Motortech Polska Sp. Z.o.o.	Poland
Pramac Generators S.r.l.	Romania
Pramac RUS Ltd	Russia
Pramac Iberica S.A.U.	Spain
PR Middle East Fze	United Arab Emirates
Generac UK Acquisition Limited	United Kingdom
Generac UK DSE Topco Limited	United Kingdom
Generac UK DSE Midco Limited	United Kingdom
Generac UK DSE Bidco Limited	United Kingdom
Deep Sea Electronics Limited	United Kingdom
Generac Holdings UK Limited	United Kingdom
Generac Global UK Limited	United Kingdom
Ottomotores Nominees Limited	United Kingdom
Generac Mobile Products UK Ltd.	United Kingdom
Pramac - Generac UK Ltd.	United Kingdom
Pramac Racing Limited	United Kingdom
DSE Development Limited	United Kingdom
Off Grid Energy Limited	United Kingdom
Cocoon Labs Ltd.	United Kingdom